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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JULY 1, 1996


                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)



        MASSACHUSETTS                  0-14680                  06-1047163
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                 Number)              Identification No.)



               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
              (Address or principal executive offices and zip code)


               Registrant's telephone number, including area code
                                 (617) 252-7500




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 1, 1996, Genzyme Corporation ("Genzyme"), a Massachusetts corporation completed the acquisition of Deknatel Snowden Pencer, Inc. ("DSP"), a privately held surgical products company, for approximately $250.0 million. The purchase price consisted of cash of approximately $190.0 million. Genzyme also assumed and subsequently repaid debt of DSP of approximately $56.5 million, and Genzyme paid acquisition costs of approximately $3.5 million. Funds for the acquisition, the repayment of the debt and the payment of the acquisition costs were provided by borrowings of $200.0 million under a revolving credit facility from Fleet National Bank, due September 1, 1997, with interest payable at LIBOR plus 5/8% (6.16% at July 1, 1996) and approximately $50.0 million was provided from Genzyme General Division cash balances.

The acquisition was accomplished by a merger of DSP Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Genzyme, with and into DSP, resulting in DSP being the surviving corporation as a wholly-owned subsidiary of Genzyme (the "Merger"). As a result of the Merger, each outstanding share of the capital stock of DSP was converted into the right to receive $379.01 in cash (the "Merger Consideration"), and certain outstanding options to purchase the capital stock of DSP were converted into the right to receive the Merger Consideration multiplied by the number of shares for which such option was exercisable, less the exercise price of such option.

The nature and amount of the consideration paid in the Merger was determined by negotiation between Genzyme and DSP and its principal stockholder, KDK Acquisition Company, L.P. Such negotiation followed a bidding process in which DSP, through its investment bankers retained for such purpose, solicited proposals for the acquisition of the company. There was no material relationship between DSP or its shareholders and Genzyme or any of its affiliates, directors or officers, or any associate of a Genzyme director or officer.

DSP designs, manufactures and markets cardiovascular devices, precision instruments and specialty surgical products. Its 70-person sales force calls directly on cardiovascular, general and gynecological surgeons throughout the U.S. and Europe and has a strong presence in the operating rooms of major hospitals. Genzyme will retain DSP personnel and facilities and continue to pursue DSP's growth strategy.

Genzyme plans to use DSP's sales force to accelerate the introduction of its Seprafilm[Trademark] bioresorbable membrane to the U.S. surgical market once it is approved by the U.S. Food and Drug Administration.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Genzyme hereby incorporates by reference into this report, the following financial statements included on pages F-1 through F-29 in Genzyme's Registration Statement on Form S-3 (File No. 333-05979), dated June 24, 1996:

           (a) Historical financial statements of DSP as of September 30, 1995 and 1994 and March 24, 1996 (unaudited) and for the years ended September 30, 1994 and 1995 and the six months ended March 26, 1995 and March 24, 1996 (unaudited).

           (b) Pro forma financial statements of Genzyme Corporation and Genzyme General Division as of March 31, 1996 and for the three months ended March 31, 1996 and for the year ended December 31, 1995 presented assuming that the acquisition of DSP occurred as of January 1, 1995.



           (c) Exhibits.

            Exhibit
              No.                        Description
              ---                        -----------


            Exhibit 2.1 Merger agreement dated as of May 24, 1996, among Genzyme Corporation, DSP Acquisition Corporation and Deknatel Snowden Pencer, Inc. Filed as Exhibit
                              2.1 to Genzyme's Registration Statement on Form S-3 (File No. 333-05979), dated dated June 24, 1996 incorporated herein by reference. Pursuant to
                              Item 602(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. A list of such schedules appears in the table of contents to the Merger Agreement. The Registrant hereby undertakes to furnish supplementary a copy of any omitted schedule to the Commission upon request.

            Exhibit 4.1 Credit Agreement dated as of June 28, 1996 between Genzyme and Fleet National Bank. Filed herewith.




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            (c) Exhibits (continued).

            Exhibit
              No.                        Description
              ---                        -----------


            Exhibit 4.2 Revolving Credit Note in the principal amount of $215.0 million dated June 28, 1996 payable to Fleet National Bank. Filed herewith.

            Exhibit 23.2 Consent of Arthur Andersen LLP, independent accountants to DSP. Filed herewith.

            Exhibit 99 Pages F-1 through F-29 in Genzyme's Registration Statement on Form S-3 (File No. 333-05979), dated June 24, 1996. Incorporated herein by reference.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GENZYME CORPORATION
                                              (Registrant)


Date: July 15, 1996                      By: /s/ David J. McLachlan
                                             ------------------------------

                                             (signature)
                                             David J. McLachlan
                                             Senior Vice President, Finance










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                                  EXHIBIT INDEX


Exhibit                                                              Sequential
  No.                        Description                               Page No.
  ---                        -----------                               --------


Exhibit 2.1 Merger agreement dated as of May 24, 1996, among Genzyme Corporation, DSP Acquisition Corporation and Deknatel Snowden Pencer, Inc. Filed as Exhibit 2.1 to Genzyme's Registration Statement on Form S-3 (File No. 333-05979), dated June 24, 1996 incorporated herein by reference. Pursuant to Item 602(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. A list of such schedules appears in the table of contents to the Merger Agreement. The Registrant hereby undertakes to furnish supplementary a copy of any omitted schedule to the Commission upon request.

Exhibit 4.1 Credit Agreement dated as of June 28, 1996 between Genzyme and Fleet National Bank. Filed herewith.

Exhibit 4.2 Revolving Credit Note in the principal amount of $215.0 million dated June 28 1996 payable to Fleet National Bank. Filed herewith.

Exhibit 23.2 Consent of Arthur Andersen LLP, independent accountants to DSP. Filed herewith.

Exhibit 99 Pages F-1 through F-29 in Genzyme's Registration Statement on Form S-3 (File No. 333-05979), dated June 24, 1996. Incorporated herein by reference.








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